Exhibit 99.1

China XD Plastics Company Limited Announces Departure of Independent Director

HARBIN, China, April 26, 2019 /PRNewswire/ -- China XD Plastics Company Limited (NASDAQ: CXDC) ("China XD Plastics" or the "Company"), one of China's leading specialty chemical players engaged in the development, manufacture and sale of modified plastics primarily for automotive applications, today announced that Jun Xu, one of the Company's independent directors, tendered his resignation from the board of directors on April 23, 2019 for personal reason, effective immediately and that Ryan Law had accepted appointment to fill the director vacancy created by Mr. Xu's resignation. On the same date, the stockholder holding all of the issued and outstanding series D junior convertible preferred stock appointed Ryan Law to serve as a director of the Company.

Jie Han, Chairman and CEO of China XD Plastics, said, "Mr. Xu has been a trusted member of our board since 2011; we thank him for his many contributions and wish him every success in his future endeavors. We are delighted to have Ryan join the Company's Board of Directors. His distinguished career and expertise in capital market and industry knowledge at major global institutions will be tremendous assets to our organization."

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiaries, develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of 29 automobile brands manufactured in China, including without limitation, AUDI, Mercedes Benz, BMW, Toyota, Buick, Chevrolet, Mazda, Volvo, Ford, Citroen, Jinbei and VW Passat, Golf, Jetta, etc. The Company's wholly-owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of December 31, 2017, 444 of the Company's products have been certified for use by one or more of the automobile manufacturers in China. For more information, please visit the Company's English website at http://www.chinaxd.net, and the Chinese website at http://www.xdholding.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's growth potential in international markets; the effectiveness and profitability of the Company's product diversification strategy; the impact of the Company's product mix shift to more advanced products and related pricing policies; the effectiveness, profitability, and the marketability of its the ongoing mix shift to more advanced products; and the prospect of the Company's Southwest China facility, and its penetration into Southwest China. These forward-looking statements can be identified by terminology such as "will," "expect," "project," "anticipate," "forecast," "plan," "believe," "estimate" and similar statements. Forward-looking statements involve inherent risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the global economic uncertainty could further impair the automotive industry and limit demand for our products; fluctuations in automotive sales and production could have a material adverse effect on our results of operations and liquidity; our financial performance may be affected by the prospect of our Dubai facility and the associated expansion into Middle East, Europe and other parts of Asia; the withdrawal of preferential government policies and the tightening control over the Chinese automotive industry and automobile purchase restrictions imposed in certain major cities may limit market demand for our products; the slowing of Chinese automotive industry's growth; the concentration of our distributors, customers and suppliers; and other risks detailed in the Company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts:

China XD Plastics Mr. Taylor Zhang, CFO (New York) Phone: +1 (212) 747-1118 Email: cxdc@chinaxd.net

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